Exhibit 99.1

Cotelligent Signs Divestiture Agreement With Skyview Capital

Sale of IT Services Business Is Final Step In Transformation To Narrowcasting Under

Watchit Media, Inc. Brand

San Francisco, CA April 6, 2005 – Cotelligent, Inc. (OTCBB: CGZT) announced today the signing of a definitive agreement to divest its remaining IT services and solutions business to FastTrack, LLC, an affiliate of Beverly Hills, California private equity firm Skyview Capital, LLC. The purchase price is comprised of $2.8 million in cash to be paid at closing and a contingent payment of up to $950,000 based upon the certain revenue targets being attained by the business over the next three years. The purchaser will also be entitled to a refund of up to $700,000 in the event certain specified business conditions are not satisfied. The transaction is subject to stockholder approval.

Cotelligent announced its plans to divest its remaining IT services of solutions business to become a pure play narrowcasting company in November 2004. This transaction is a significant part of the Company’s overall plan to continue expanding its competitive advantage in the rapidly growing narrowcasting sector of the media industry. The Company intends to change its name to Watchit Media, Inc.

“The proceeds from this divestiture will allow us to position Watchit Media, Inc. for accelerated growth in future periods” stated James Lavelle the Company’s Chairman and Chief Executive Officer. “With the projected growth in spending on narrowcasting over the next several years, and Watchit’s impressive top line performance over the past year, we are confident we have the right business model in the right market at the right time”.

Alex Soltani, President and Chief Executive Officer of Skyview Capital also stated: “The acquisition of Cotelligent’s IT solutions service-line exemplifies our commitment in further cultivating businesses which provide essential applications to their client’s internal processes. Coupled with Skyview’s operational acumen, Cotelligent’s exceptional market awareness and blue-chip customer base will create a dynamic opportunity for the re-establishment of its presence as one of the leaders in the CRM and customized sales force automation space.”

About Watchit Media, Inc.

Watchit Media, Inc. is a leader in producing and delivering high-impact dynamic digital television programs through their Private Video Network(TM) that entertain, inform, educate and influence its audiences. The internet technology infrastructure of Watchit Media coupled with more than 12 years industry experience gives our customers a highly reliable, cost-effective, powerful visual experience that differentiates Watchit. In addition, the easy-to-use, Web-based applications of Watchit Media, such as Makeit(TM) and Scheduleit(TM), allow clients to create, manage, update and schedule their own advertising in a matter of minutes, then, via IP and broadband, produce the content directly to their Private Video Network.

About Cotelligent, Inc.

Cotelligent, Inc. (www.cotelligent.com) creates customized business solutions that enhance existing applications, integrate disparate systems and extend our client’s current environment with mobile and Web technologies. Cotelligent develops solutions on a proven foundation of reusable design components and patterns that give clients greater flexibility and agility for future requirements. We create solutions that precisely fit each of our client’s needs and improve productivity with the shortest possible implementation time. Our exclusive architecture, consultative and collaborative approach has helped our clients reduce costs and implementation time by as much at 50%. Cotelligent’s clients include automotive, distribution and consumer package goods industry leaders.

About Skyview Capital, LLC

Skyview Capital, LLC (www.skyviewcapital.com), a private investment firm headquartered in Beverly Hills, California, specializes in the acquisition and continuous strategic management of “systems-critical” enterprises in the areas of technology and telecommunications. By leveraging its extensive operational capabilities and financial resources, Skyview systematically enhances the long-term sustainable value of the businesses it acquires.

Safe Harbor Statement

Except for historical information contained herein, the information contained in this news release includes forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from such statements. All forward-looking statements included in this release are based upon information available to Watchit Media, Inc. and Cotelligent, Inc. as of the date hereof, and Watchit Media, Inc. and Cotelligent, Inc. assume no obligation to update any such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: Watchit Media, Inc. / Cotelligent, Inc. expected financial performance, as well as the Company’s strategic and operational plans that could cause actual results to differ materially from such statements. Please refer to the discussion of risk factors and other factors included in the Company’s most recent Report on Form 10Q, Report on Form 10K for the year ended December 31, 2003 and other filings made with the Securities and Exchange Commission.

Additional Information About the Divestiture and Where to Find It

Cotelligent intends to file with the SEC a proxy statement and other relevant materials in connection with the proposed divestiture (the “Divestiture”) of its IT services and solutions business pursuant to the terms of an Asset Purchase Agreement by and among Cotelligent, Inc., certain subsidiaries of Cotelligent, Inc. and FastTrack, LLC. The proxy statement will be mailed to the stockholders of Cotelligent. Investors and security holders of Cotelligent are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Cotelligent and the proposed Divestiture. The proxy statement and other relevant materials and documents filed by Cotelligent with the SEC may be obtained free of charge at the SEC’s website www.sec.gov. In addition, investors and security holders may obtain free copies of documents filed with the SEC by Cotelligent by contacting Cotelligent Investor Relations, 655 Montgomery Street, Suite 1000, San Francisco, California 94111, 415.477.9900. Investors and security holders of Cotelligent are urged to read the proxy statement and other relevant materials when they become available before making any voting or investment decision with respect to the proposed Divestiture.